Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements of Illinois Tool Works Inc. on Form S-8 (File No.’s 333-105731, 333-108088, 333-69542, 333-142627 and 333-145392) of our report dated February 27, 2009, relating to the financial statements and the effectiveness of Illinois Tool Works Inc.’s internal control over financial reporting, except with respect to our opinion on the financial statements insofar as it relates to the effects of the reclassification of the Decorative Surfaces segment into continuing operations, as discussed within the Discontinued Operations note within the Notes to Financial Statements and the retrospective impact of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51, as discussed within the Noncontrolling Interest note within the Notes to Financial Statements, as to which the date is August 7, 2009, appearing in the Current Report on Form 8-K of Illinois Tool Works Inc. filed on August 7, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 7, 2009